EXHIBIT 16.1





August 2, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We have read the statements made by Distribution Management Services, Inc., which will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8- K/A (Amendment No. 1) to the Form 8-K dated July 8, 2001 (date of earliest event reported), filed July 23, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,



/s/ Rachlin Cohen & Holtz LLP
RACHLIN COHEN & HOLTZ LLP